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                                                                   Exhibit 4.15


                                     FORM OF

                      CERTIFICATE OF DESIGNATIONS, POWERS,

                             PREFERENCES AND RIGHTS

                                     OF THE

           ____ %[CONVERTIBLE] [CUMULATIVE] PREFERRED STOCK, SERIES _

                ($__.00 initial liquidation preference per share)

                                       OF

                              POLAROID CORPORATION

                        --------------------------------

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware
                        --------------------------------


                  POLAROID CORPORATION, a Delaware corporation (the "Corporation"), HEREBY CERTIFIES that resolutions were duly adopted by the Board of Directors of the Corporation (the "Board of Directors") pursuant to the authority conferred upon the Board of Directors by the provisions of the Restated Certificate of Incorporation of the Corporation, as amended (the "Restated Certificate of Incorporation"), and/or by an officer of the Corporation pursuant to authority duly conferred on him or her, as the case may be, by the Board of Directors (each, an "Authorized Officer") as follows:

                   RESOLVED, that the Corporation be, and it hereby is, authorized to offer, issue and sell preferred stock, par value $1.00, with a liquidation preference, in the aggregate, of up to $___,000,000 (the "Preferred Stock") in one or more series, on such terms, and with such designations, preferences, relative, participating, optional, redemption, exchange or other special rights, and such dividend periods, method of determining dividend rates and such other terms and conditions as the Board of Directors and/or an Authorized Officer, as the case may be, may approve; PROVIDED, HOWEVER, that the Board of Directors shall have no power or authority to alter the voting rights of the Preferred Stock as set forth in these resolutions; and be it further

                  RESOLVED, that the designations, preferences, relative, participating, optional, redemption, exchange or other special rights, and dividend periods, method of determining dividend rates and such other terms and conditions are hereby established as follows:


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                                                                              2



                  1. DESIGNATION AND AMOUNT; FRACTIONAL SHARES. The Board of Directors and an Authorized Officer have authorized the issuance of a series of preferred stock designated as the "_____ % [Cumulative] Preferred Stock, Series _" (the "Series _ Preferred Stock"). The Series _ Preferred Stock shall be perpetual and the authorized number of shares of Series _ Preferred Stock shall be _____ million (__,000,000) shares. The Series _ Preferred Stock is issuable in whole shares only. The form of certificate of the Series __ Preferred Stock is attached hereto as Exhibit A.

                  2. DIVIDENDS. Holders of shares of Series _ Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors or a duly authorized committee thereof out of assets of the Corporation legally available for payment, [cumulative] cash dividends at the rate of ____% per annum per share on the initial liquidation preference of $____ per share. Dividends on the Series_ Preferred Stock shall be payable quarterly, in arrears on _____, _____, ______, and ______ of each year, commencing _____, ____ (each a
"Dividend Payment Date"). If any date on which dividends would otherwise be payable shall be or be declared a national or New York State holiday, or if banking institutions in the State of New York shall be closed because of a banking moratorium or otherwise on such date, then the Dividend Payment Date shall be the next succeeding day on which such banks shall be open. Dividends on shares of the Series _ Preferred Stock [shall be fully cumulative and] shall accumulate (whether or not earned or declared), on a daily basis, without interest, from the previous Dividend Payment Date, except that the first dividend shall accumulate, without interest, from the date of initial issuance of the Series _ Preferred Stock. Accumulated and unpaid dividends shall not bear interest. Dividends shall be payable, in arrears, to holders of record as they appear on the stock books of the Corporation on each record date, which shall be the 15th day immediately preceding each such Dividend Payment Date (each of which dates being a "Dividend Payment Record Date"). Dividends payable on the Series _ Preferred Stock for the first dividend period and any partial dividend period shall be computed on the basis of a 360 day year consisting of twelve 30-day months. Dividends shall cease to accumulate on the Series _ Preferred Stock on the date of their earlier redemption pursuant to Section 6 below, unless the Corporation shall default in providing funds for the payment of redemption price on the shares called for redemption pursuant thereto.]

                  No dividends may be declared or paid or set apart for payment on any Parity Preferred Stock (as defined in Section 8 below), with regard to the payment of dividends unless there shall also be or have been declared and paid or set apart for payment on the Series _ Preferred Stock, dividends for all dividend payment periods of the Series _ Preferred Stock ending on or before the dividend payment date of such Parity Preferred Stock, ratably in proportion to the respective amounts of dividends (x) [accumulated and] unpaid or payable on such Parity Preferred Stock, on the one hand, and (y) [accumulated and] unpaid through the dividend payment period or periods of the Series _ Preferred Stock next preceding such dividend payment date, on the other hand.

                  Except as set forth in the preceding sentence, unless full [cumulative] dividends on the Series _ Preferred Stock have been paid through the most recently completed quarterly dividend period for the Series _ Preferred Stock, dividends (other than in common stock of the


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                                                                              3



Corporation) may be paid or declared and set aside for payment or other distribution made upon the common stock or on any other stock of the Corporation ranking junior to or on a parity with the Series _ Preferred Stock as to dividends, nor may any common stock or any other stock of the Corporation ranking junior to or on a parity with the Series _ Preferred Stock as to dividends be redeemed, purchased or otherwise acquired for any consideration (or any payment be made to or available for a sinking fund for the redemption of any shares of such stock; PROVIDED, HOWEVER, that any moneys theretofore deposited in any sinking fund with respect to any preferred stock of the Corporation in compliance with the provisions of such sinking fund may thereafter be applied to the purchase or redemption of such preferred stock in accordance with the terms of such sinking fund, regardless of whether at the time of such application full [cumulative] dividends upon shares of Series _ Preferred Stock outstanding to the last dividend payment date shall have been paid or declared and set apart for payment) by the Corporation; PROVIDED that any such junior or parity stock or common stock may be converted into or exchanged for stock of the Corporation ranking junior to the Series _ Preferred Stock as to dividends.

                  3. LIQUIDATION PREFERENCE. The shares of Series _ Preferred Stock shall rank, as to liquidation, dissolution or winding up of the Corporation, prior to the shares of common stock and any other stock of the Corporation ranking junior to the Series _ Preferred Stock as to rights upon liquidation, dissolution or winding up of the Corporation, so that in the event of any liquidation, or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series _ Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any distribution is made to holders of shares of common stock or any other such junior stock, an amount equal to $_____ per share (the "Liquidation Preference" of a share of Series _ Preferred Stock) plus an amount equal to all dividends (whether or not earned or declared) accrued and accumulated and unpaid on the shares of Series _ Preferred Stock to the date of final distribution. The holders of the Series _ Preferred Stock shall not be entitled to receive the Liquidation Preference until the liquidation preference of any other stock of the Corporation ranking senior to the Series _ Preferred Stock as to rights upon liquidation, dissolution or winding up shall have been paid (or a sum set aside therefor sufficient to proceeds for payment) in full. After payment of the full amount of the Liquidation Preference and such dividends, the holders of shares of Series _ Preferred Stock will not be entitled to any further participation in any of assets by the Corporation. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or provide thereof, distributable among the holders of shares of Parity Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributable among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. For the purposes hereof, neither a consolidation or merger of the Corporation with or into any other corporation, nor a merger of any other corporation with or into the Corporation, nor a sale or transfer of all or any part of the Corporation's assets shall be considered a liquidation, dissolution or winding up of the Corporation.

                  4. [CONVERSION.


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                                                                              4



                  (a) CONVERSION RIGHT AND PRICE. Subject to and upon compliance with the provisions of this Section 4, each holder of Series __ Preferred Stock shall have the right, at each such holder's option, at any time, to convert any or all of the shares of Series __ Preferred Stock held by each such holder into the number of fully paid and non-assessable shares of Common Stock (calculated as to each conversion, for the purpose of determining the amount of any cash payments provided for under subsection (c) of this Section 4, to the nearest 1/100 of a share of Common Stock, with 1/200 of a share of Common Stock being rounded upward) obtained by dividing the liquidation preference of a share of Series __ Preferred Stock by the Conversion Price (as defined below) and multiplying such resulting number by the number of shares of Series __ Preferred Stock to be converted, and by surrender of such shares of Series __ Preferred Stock so to be converted, such surrender to be made in the manner provided in subsection (b) of this Section 4; PROVIDED, HOWEVER, that the right to convert shares called for redemption pursuant to Section 6 shall terminate at the close of business on the date fixed for such redemption unless the Corporation shall default in making payment of the amount payable upon such redemption.

                  For purposes of this Section 4, the term "Common Stock" shall
(1) mean the Common Stock of the Corporation, par value $1.00 per share, as the same exists at the date of this Certificate of Designations, Powers, Preferences and Rights (this "Certificate of Designations") or as such stock may be constituted from time to time, except that for purposes of subsection (e) of this Section 4, and (2) shall also mean and include stock of the Corporation of any class, whether now or hereafter authorized, which shall have the right to participate in the distribution of either earnings or assets of the Corporation without limit as to amount or percentage.

                  The term "Conversion Price" shall mean $_____, as adjusted in accordance with the provisions of this Section 4.

                  (b) CONVERSION PROCEDURES; SURRENDER; ETC. In order to exercise the conversion privilege of this Section 4, the holder of each share of Series __ Preferred Stock to be converted shall surrender the certificate representing such share at the office of the Conversion Agent for the Series __ Preferred Stock in the Borough of Manhattan, the City of New York, New York, appointed for such purpose by the Corporation, with the Notice of Election to Convert on the back of such certificate completed and signed. Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of Series __ Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or the holder's duly authorized attorney, and by an amount sufficient to pay any transfer or similar tax.

                  The holders of shares of Series __ Preferred Stock at the close of business on a Dividend Payment Record Date shall be entitled to receive the dividend payable on such shares (except that holders of shares called for redemption on a redemption date between such record date and the Dividend Payment Date shall not be entitled to receive such dividend on such Dividend Payment Date) on the corresponding Dividend Payment Date, notwithstanding the conversion thereof or the Corporation's default in payment of the dividend due on such Dividend Payment Date. However, shares of Series __ Preferred Stock surrendered for conversion during


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                                                                              5



the period between the close of business on any Dividend Payment Record Date and the opening of business on the corresponding Dividend Payment Date (except shares called for redemption on a redemption date during such period) must be accompanied by payment of an amount equal to the dividend payable on such shares on such Dividend Payment Date. A holder of shares of Series __Preferred Stock on a Dividend Payment Record Date who (or whose transferee) tenders any of such shares for conversion into shares of Common Stock on a Dividend Payment Date will receive the dividend payable by the Corporation on such shares of Series __ Preferred Stock on such date, and the converting holder need not include payment in the amount of such dividend upon surrender of shares of Series __ Preferred Stock for conversion. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of Common Stock issued upon such conversion.

                  As promptly as practicable after the surrender of the certificates for shares of Series __ Preferred Stock as aforesaid, the Corporation shall issue and shall deliver at the office of the Conversion Agent to such holder, or on such holder's written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this Section 4, and any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in subsection (c) of this Section 4.

                  Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series __ Preferred Stock shall have been surrendered and such notice (and, if applicable, payment of an amount equal to the dividend payable on such shares) received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date, and such conversion shall be at the Conversion Price in effect at such time on such date, unless the stock transfer books of the Corporation shall be closed on such date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such shares shall have been surrendered and such notice (and, if applicable, payment) received by the Corporation. All shares of Common Stock delivered upon conversion of the Series __ Preferred Stock will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights.

                  (c) In connection with the conversion of any shares of Series
__ Preferred Stock, no fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of Series __ Preferred Stock. Instead of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the conversion of a share of Series __ Preferred Stock or a fraction thereof, the Corporation shall pay to the holder of such share of Series __ Preferred Stock or fraction thereof an amount in cash (computed to the nearest cent, with one-half cent being rounded upward) equal to the reported last sale price (as defined in


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                                                                              6



paragraph (d)(ii) of this Section 4) of the Common Stock on the Trading Day (as defined in paragraph (d)(ii) of this Section 4) next preceding the day of conversion multiplied by the fraction of a share of Common Stock represented by such fractional interest. If more than one share of Series __ Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate liquidation preference of the shares of Series __ Preferred Stock so surrendered.

                  (d) CONVERSION PRICE ADJUSTMENT. The Conversion Price shall be adjusted from time to time as follows:

                  (i) In case the Corporation shall (x) pay a dividend or make a distribution on the Common Stock in shares of Common Stock, (y) subdivide the outstanding Common Stock into a greater number of shares or (z) combine the outstanding Common Stock into a smaller number of shares, the Conversion Price shall be adjusted so that the holder of any share of Series __ Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock of the Corporation which such holder would have owned or have been entitled to receive after the happening of any of the events described above had such share been converted immediately prior to the Dividend Payment Record Date in the case of a dividend or the effective date in the case of subdivision or combination. An adjustment made pursuant to this paragraph (i) shall become effective immediately after the Dividend Payment Record Date in the case of a dividend, except as provided in paragraph (v) below, and shall become effective immediately after the effective date in the case of a subdivision or combination.

                  (ii) For the purpose of any computation pursuant to this
         Section 4, the current market price per share of Common Stock on any date shall be deemed to be the average of the reported last sale prices for the 30 consecutive Trading Days (as defined below) commencing 45 Trading Days before the date in question. The reported last sale price for each day (for purposes of paragraph (c)) shall be the reported last sale price, regular way, or, in case no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange Composite Tape.

                           As used herein, the term Trading Day with respect to Common Stock means (x) if the Common Stock is listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock Exchange or such other national securities exchange is open for business, (y) if the Common Stock is quoted on the National Market System of NASDAQ, a day on which trades may be made on such National Market System or (z) otherwise, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                  (iii) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; PROVIDED,


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                                                                              7



         HOWEVER, that any adjustments which by reason of this paragraph (iii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; and PROVIDED FURTHER that adjustment shall be required and made in accordance with the provisions of this Section 4 (other than this paragraph (iii)) not later than such time as may be required in order to preserve the tax free nature of a distribution to the holders of Common Stock. All calculations under this Section 4 shall be made to the nearest cent or to the nearest 1/100 of a share, as the case may be, with one-half cent and 1/200 of a share, respectively, being rounded upward. Anything in this subsection
         (d) to the contrary notwithstanding, the Corporation shall be entitled to make such reductions in the Conversion Price, in addition to those required by this subsection (d), as it in its discretion shall determine to be advisable in order that any stock dividend, subdivision of shares, or distribution of other assets (other than cash dividends) hereafter made by the Corporation to its shareholders shall not be taxable.

                  (iv) Whenever the Conversion Price is adjusted as herein provided, the Corporation shall promptly file with the Conversion Agent an officers' certificate, signed by the Chairman, the President or any Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary, or an Assistant Secretary of the Corporation, setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment. Promptly after delivery of such certificate, the Corporation shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to the holders of shares of Series
         __ Preferred Stock at their addresses as shown on the stock books of the Corporation.

                  (v) In any case in which this subsection (d) provides that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event
         (x) issuing to the holder of any share of Series __ Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such holder any amount in cash in lieu of any fractional share of Common Stock pursuant to subsection (c) of this Section 4.


         (e)      If:

                  (i) the Corporation shall declare a dividend (or any other distribution) on the Common Stock (other than in cash out of retained earnings);

                  (ii) there shall be any reclassification or change of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and


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                                                                              8



                           other than a change in the par value or from par value to no par value or from no par value to par value), or any consolidation, merger, or statutory share exchange to which the Corporation is a party and for which approval of any shareholders of the Corporation is required, or any sale or transfer of all or substantially all the assets of the Corporation as an entirety or any Fundamental Change; or

                  (iii) there shall be a voluntary or involuntary dissolution, liquidation, or winding up of the Corporation;

then the Corporation shall cause to be filed with the Conversion Agent and shall cause to be mailed to the holders of shares of the Series __ Preferred Stock at their addresses as shown on the stock books of the Corporation, at least 10 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, or granting of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, or rights or warrants are to be determined, or
(y) the date on which such reclassification, change, consolidation, merger, statutory share exchange, sale, transfer, Fundamental Change, dissolution, liquidation, or winding up is expected to become effective and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, change, consolidation, merger, statutory share exchange, sale, transfer, Fundamental Change, dissolution, liquidation, or winding up. Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in subsection (h) of this
Section 4 or in paragraph (d)(i) of this Section 4.

                  The term "Fundamental Change" means the occurrence of any transaction or event in connection with which all or substantially all the Common Stock shall be exchanged for, converted into, or acquired for, or shall constitute solely the right to receive, cash, securities, property, or other assets (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise). In the case of a plan involving more than one such transaction or event, for purposes of adjustment of the Conversion Price, such Fundamental Change shall be deemed to have occurred when substantially all the Common Stock shall have been exchanged for, converted into, or acquired for, or shall constitute solely the right to receive, such cash, securities, property, or other assets, but the adjustment shall be based upon the consideration that the holders of Common Stock received in the transaction or event as a result of which more than 50% of the Common Stock shall have been exchanged for, converted into, or acquired for, or shall constitute solely the right to receive, such cash, securities, property, or other assets.

                  (f) COVENANTS AND AGREEMENTS. (i) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock, for the purpose of effecting conversions of the Series __ Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series __ Preferred Stock not theretofore converted. For


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                                                                              9



purposes of this subsection (f), the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding shares of Series __ Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

                  (ii) Before taking any action which would cause any adjustment reducing the Conversion Price below the then par value, if any, of the shares of Common Stock deliverable upon conversion of the Series __ Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Conversion Price.

                  (iii) The Corporation will endeavor to list the shares of Common Stock required to be delivered upon conversion of the Series __ Preferred Stock prior to such delivery upon each national securities exchange, if any, upon which the outstanding Common Stock is listed at the time of such delivery.

                  (iv) Prior to the delivery of any securities which the Corporation shall be obligated to deliver upon conversion of the Series __ Preferred Stock, the Corporation will endeavor to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

                  (g) TAXES. The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversions of the Series __ Preferred Stock pursuant hereto; PROVIDED, HOWEVER, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the Series __ Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.]

                  [RWW: THIS CONVERSION SECTION CAME FROM A CERTIFICATE OF DESIGNATION OF FIDELITY NATIONAL FINANCIAL AND IS ONE OF THE MORE SIMPLE ONES WE FOUND, ALTHOUGH IT APPEARS TO BE VERY LONG. WE DELETED CERTAIN SUBSTANTIVE AND RELATED PROCEDURAL PROVISIONS RELATING TO RECLASSIFICATIONS, MERGERS OR OTHER FUNDAMENTAL CHANGES BASED ON THE ASSUMPTION THAT (1) LIKE THE SUPPLEMENTAL INDENTURE, THIS FORM DOCUMENT WAS MEANT TO BE BARE BONES AND (2) THE CONVERSION RIGHTS OF A SPECIFIC SERIES OF CONVERTIBLE PREFERRED STOCK WILL BE NEGOTIATED BEFORE THEIR UNDERWRITING OR SALE. THE PRIMARY SECTION THAT WE DELETED IS TABBED IN THE MODEL WHICH IS ATTACHED HERETO.]


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                                                                             10



                  5. VOTING RIGHTS. The Series _ Preferred Stock, except as provided herein or as otherwise from time to time required by law, shall have no voting rights. Whenever, at any time or times, dividends payable on the shares of Series _ Preferred Stock or on any Parity Preferred Stock shall be in arrears for an aggregate number of days equal to [six] calendar quarters or more, whether or not consecutive, the authorized number of directors of the Corporation shall automatically be increased by [two] and the holders of the Series _ Preferred Stock shall have the right, with holders of shares of any one or more other classes or series of Parity Preferred Stock outstanding at the time upon which like voting rights have been conferred and are exercisable ("Voting Parity Stock"), voting together as a class, to elect [two] directors (hereinafter the"Preferred Directors" and each a "Preferred Director") to fill such newly created directorships at the Corporation's next annual meeting of stockholders and at each subsequent annual meeting of stockholders until such arrearages have been paid or set aside for payment, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned. Upon any termination of the right of the holders of shares of Series _ Preferred Stock and Voting Parity Stock as a class to vote for directors as provided above, the term of office of all Preferred Directors then in office shall terminate immediately and the authorized number of directors shall be reduced by the number of Preferred Directors elected pursuant hereto. Any Preferred Director may be removed at any time, with or without cause. Any vacancy created thereby may be filled only by the affirmative vote of the holders of shares of Series _ Preferred Stock voting separately as a class (together with the holders of shares of Voting Parity Stock). If the office of any Preferred Director becomes vacant for any reason other than removal from office as aforesaid, the remaining Director may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. At elections for such directors, each holder of shares of Series _ Preferred Stock shall be entitled to one vote for each share held; the holders of shares of any other class or Series of Voting Parity Stock being entitled to such number of votes, if any, each share of such stock held as may be granted to them.

                  So long as any shares of any Series _ Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least a majority of the shares of such Series _ Preferred Stock
(i) authorize, create or issue any capital stock of the Corporation ranking, as to dividends or upon liquidation, dissolution or winding up, prior to such Series _ Preferred Stock, or reclassify any authorized capital stock of Polaroid into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock, or (ii) amend, alter or repeal this Certificate of Designations for such Series _ Preferred Stock, or the Restated Certificate of Incorporation, whether by merger, consolidation or otherwise, so as to adversely affect the powers, preferences or special rights of such Series _ Preferred Stock. Any increase in the amount of authorized common stock or authorized preferred stock, or any increase or decrease in the number of shares of any series of preferred stock or the authorization, creation and issuance of other classes or series of common stock or other stock, in each case ranking on a parity with or junior to the shares of Series _ Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, or winding up, shall not be deemed to adversely affect such powers, preferences or special rights.

                  The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required or upon which the holders of Series _ Preferred Stock shall be entitled to vote shall be effected, all outstanding shares of Series _ Preferred Stock shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

                  6. REDEMPTION. The shares of Series _ Preferred Stock shall not be redeemable prior to _________, ____ on and after such date, the Corporation, at its option, may redeem shares of the Series _ Preferred Stock, as a whole or in part, at any time or from time to time, at a redemption price equal to $____ per share, plus, in each case, an amount equal to all dividends (whether or not earned or declared) and accumulated and unpaid to, but excluding, the date fixed for redemption.

                  The holders of shares of Series _ Preferred Stock at the close of business on a Dividend Payment Record Date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the call for redemption thereof (except that holders of shares called for redemption on a date occurring between such Record Date and the Dividend Payment Date shall not be entitled to receive such dividend on such Dividend Payment Date) or the Corporation's default in payment of the dividend due on such Dividend Payment Date.

                  In the event that fewer than all the outstanding shares of Series _ Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other means determined by the Board of Directors in its sole discretion to be equitable, except the Corporation may redeem all shares held by any holders of a number of shares not to exceed 100, including all shares held by holders who, after giving effect to such redemption, would hold less than 100 shares, as may be specified by the Corporation.

                  If full [cumulative] dividends on the Series _ Preferred Stock have not been paid, the Series _ Preferred Stock may not be redeemed in part and the Corporation may not purchase or acquire any shares of the Series _ Preferred Stock otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of the Series _ Preferred Stock.

                  In the event the Corporation shall redeem shares of Series _ Preferred Stock, written notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock books of the Corporation; PROVIDED, HOWEVER, that no failure to give such notice nor any defect therein shall affect the validity of the proceeding for the redemption of any shares of Series _ Preferred Stock to be redeemed except as to the holder to whom the Corporation has failed to mail said notice or except as to the holder whose notice was defective. Each such notice shall state: (a) the redemption date; (b) the number of shares of Series _ Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed from such holder, the number of shares to be redeemed from such holder; (c) the redemption price and any number of [accumulated and] unpaid dividends to the redemption date; (d) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (e) that dividends on the shares to be redeemed will cease to accrue on such redemption date (unless the Corporation shall default in providing funds for the payment of the redemption price of the shares called for redemption at the time and place specified in such notice).

                  If a notice of redemption has been given pursuant to this Paragraph 6 and if, on or before the date fixed for redemption, the funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares of Series _ Preferred Stock so called for redemption, then, notwithstanding that any certificates for such shares have not been surrendered for cancellation, on the redemption date dividends shall cease to accrue on the shares to be redeemed, and at the close of business on the redemption date the holders of such shares shall cease to be stockholders with respect to such shares and shall have no interest in or claims against the Corporation by virtue thereof and shall have no voting or other rights with respect to such shares, except the right to receive the moneys payable upon surrender (and endorsement, if required by the Corporation) of their certificates, and the shares evidenced thereby shall no longer be outstanding. The Corporation's obligation to provide funds for the payment of the redemption price (and any [accumulated and] unpaid dividends to the redemption date) of the shares called for redemption shall be deemed fulfilled if, on or before a redemption date, the Corporation shall deposit, with a bank or trust company, or an affiliate of a bank or trust company, having an office or agency in New York City and having a capital and surplus of at least $50,000,000, such funds sufficient to pay the redemption price (and any [accumulated and] unpaid dividends to the redemption date) of the shares called for redemption, in trust for the account of the holders of the shares to be redeemed (and so as to be and continue to be available therefor), irrevocable instructions and authority to such bank or trust company that such funds be delivered upon redemption of the shares of Series _ Preferred Stock so called for redemption.

                  Subject to applicable escheat laws, any moneys so set aside by the Corporation and unclaimed at the end of two years from the redemption date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of the amounts payable upon such redemption. Any interest accrued on funds so deposited shall be paid to the Corporation from time to time.

                  Shares of Series _ Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of the class of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of the preferred stock.

                  7. AMENDMENT OF RESOLUTION. The Board of Directors reserves the right by from time to time to increase or decrease the number of shares that constitute the Series _ Preferred Stock (but not below the number of shares thereof then outstanding) and in other respects to amend this Certificate of Designations within the limitations provided by law, this resolution and the Restated Certificate of Incorporation.

                  8. RANK. Any stock of any class or classes or series of the Corporation be deemed to rank:

                           (a)      prior to shares of the Series _ Preferred
Stock, either as to dividends or upon liquidation, dissolution or winding up, or both, if the holders of stock of such class or classes or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of the Series _ Preferred Stock;

                           (b)      on a parity with shares of the Series _
Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, or both, whether or not to the dividend rates, dividend payment dates, or redemption or liquidation prices per share thereof be different from those of the Series _ Preferred Stock, if the holders of stock of such class or classes shall be entitled by the terms thereof to the receipt of dividends or of amounts distributed upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority of one over the other as between the holders of such stock and the holders of shares of Series _ Preferred Stock; (the term "Parity Preferred" being used to refer to any stock on a parity with the shares of Series _ Preferred Stock, either as to dividend or upon liquidation dissolution or winding up, or both, as the content may require; and

                           (c)      junior to shares of the Series _ Preferred
Stock, either as to dividends or upon liquidation, dissolution or winding up, or both, if such class or classes or series shall be common stock or if the holders of the Series _ Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of stock of such class or classes or series.

                  The Series __ Preferred Stock will rank, as to dividends and upon liquidation, dissolution or winding up, prior to the Corporation's common stock, par value $1.00, and the Corporation's Series A Preferred Stock.

                  IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed on its behalf by its undersigned [Treasurer] and attested to by its [Secretary] this___ day of _____, ____.


                                                  By:
                                                     --------------------------
                                                     Name:
                                                     Title: [Treasurer]

Attest:
       -----------------------
            Name:

         Title: [Secretary]

                                                                      Exhibit A

                              POLAROID CORPORATION

             __%[Convertible][Cumulative] Preferred Stock, Series __

Cusip No.:                                                           Shares
          --------------                                  -----------

                  THIS CERTIFIES THAT __________________________________________
is the owner of fully paid and non-assessable shares of ____% [Convertible][Cumulative] Preferred Stock, Series ___, par value $1.00 per share, of POLAROID CORPORATION, a corporation incorporated under the laws of Delaware (the "Corporation"), transferable on the books of the Corporation by the holder hereof in person or by its duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Certificate of Designations, Powers, Preferences and Rights of the __% [Convertible] [Cumulative] Preferred Stock, Series __, the Restated Certificate of Incorporation of the Corporation, as amended, and the By-laws of the Corporation and any amendments or restatements thereto. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed on its behalf by its duly authorized officers.

                                             POLAROID CORPORATION


                                             By:
                                                -------------------------------
                                                Name:
                                                Title:

Countersigned and Registered:


----------------------------
Transfer Agent and Registrar


By:
   ------------------------,
      Authorized signatory


Dated:
      ----------------------

                  The Corporation will furnish without charge to each stockholder who so requests a description of the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions, of each class of capital stock or series thereof which the corporation is authorized to issue. Such request should be directed to the office of the Secretary of the Corporation, 784 Memorial Drive, Cambridge, Massachusetts 02139, telephone number: (781) 386-2000.

                        ---------------------------------
   KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN OR DESTROYED,
       THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO
                   THE ISSUANCE OF A REPLACEMENT CERTIFICATE.
                        ---------------------------------

                  The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM  --  as tenants in common               UNIF GIFT MIN ACT               (Custodian)
                                                                 ---------------           ---------------
                                                                   (Custodian)                 (Minor)
TEN ENT  --  as tenants by the entireties                 under Uniform Gifts to Minors Act of
                                                                                              ------------
                                                                                                (State)
JT TEN   --  as joint tenants with right of
             survivorship and not as tenants
             in common



     Additional abbreviations may also be used though not in the above list.

                                 ASSIGNMENT FORM


                  FOR VALUE RECEIVED, __________________________________________
HEREBY SELL, ASSIGN AND TRANSFER UNTO

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF
ASSIGNEE

----------------------------------------

----------------------------------------

------------------------------------------------------------------------------
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

____________________________ shares of ____% [Convertible] [Cumulative]
Preferred Stock Series ____ of the Corporation represented by this Certificate and do hereby irrevocably constitute and appoint __________________ Attorney to transfer the said shares of ____% [Convertible] [Cumulative] Preferred Stock, Series ____ on the books of the Corporation, with full power of substitution in the premises.


Dated:
      ------------------------


                       Signature:
                                 ----------------------------------------------
                                 NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

By:
   ---------------------

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM) PURSUANT TO S.E.C. RULE 17AD-15.

                          NOTICE OF ELECTION TO CONVERT

                  If you want to elect to have all of the shares of Series __ Preferred Stock represented by this Certificate converted by the Company into _____ shares of common stock, par value $1.00 per share, of the Company pursuant to Section 4(a) of the Certificate of Designations, please check the box below:

                  / / Convert all shares of Series ___ Preferred Stock pursuant to Section 4(a)

                  If you want to elect to have only part of the shares of Series
__ Preferred Stock represented by this Certificate converted by the Company into
_____ shares of common stock, par value $1.00 per share, of the Company pursuant to Section 4(a) of the Certificate of Designations, state the amount you elect to have converted:

         $            .
          ------------

                                     Your Signature
                                                   ----------------------------
                                       (SIGN EXACTLY AS YOUR NAME APPEARS ON THE
                                       FACE OF THIS NOTE)

                                      Tax Identification No.:
                                                             ------------------

                                      Date:
                                           ------------------------------------
Signature Guarantee:
                    --------------